UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION

                   WASHINGTON, D.C. 20549

                          FORM 8-K

                       CURRENT REPORT



           Pursuant to Section 13 or 15 (d) of the
               Securities Exchange Act of 1934

                           March 1, 1996

      Date of Report (date of earliest event reported)




                     FIRST NATIONAL BANCORP

      (exact name of registrant as specified in its charter)




           Georgia           0-10657           58-1415138

        (state or other     (Commission       (IRS Employer
        jurisdiction of     File No.)         Identification
        of incorporation)                     Number)




    303 Jesse Jewell Parkway, Suite 700, Gainesville, Georgia 30501

             (address of principal executive office)(zip code)




                          (770) 503-2000

    (Registrant's telephone number, including area code)




                           No Change

   (Former name or address, if changed since last report)



Item 5.  OTHER EVENTS

a) On March 1, 1996, at the close of business, the merger of First National Bancorp ("First Bancorp") with and into Regions Merger Subsidiary, Inc. ("Regions Subsidiary"), a wholly-owned subsidiary corporation of Regions Financial Corporation ("Regions") created to facilitate the merger, was consummated. The merger was carried out according to the terms of the Agreement and Plan of Reorganization dated as of October 22, 1996, by and between First Bancorp and Regions and as outlined in the Form S-4 Registration Statement, No. 33-64549, filed with the Securities and Exchange Commission ("SEC") by Regions.

     First Bancorp's twenty one former subsidiary banks, including two savings banks, are now subsidiaries of Regions under Regions Merger Subsidiary, Inc.

     As discussed in the Registration Statement, the acquisition is being accounted for using the pooling-of-interests method of accounting. Regions is issuing approximately 15,920,107 shares of its stock for all of First Bancorp's outstanding $1.00 par value common stock, at the agreed upon ratio of .76 of a Regions share for each share of First Bancorp stock. Fractional share amounts will be paid in cash.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   FIRST NATIONAL BANCORP
                                   (Registrant)


                                   By:  s/C. Talmadge Garrison
                                        C. Talmadge Garrison
                                        Senior Vice President,
                                        Secretary, Treasurer



Date:  March 15, 1996